Exhibit 99.2

OPENWAVE NAMES NEW CHIEF FINANCIAL OFFICER JEAN-YVES DEXMIER

Seasoned Software Industry Executive Bolsters Management Team

REDWOOD CITY, Calif. – August 2, 2007 – Openwave Systems Inc. (Nasdaq: OPWV), the leading independent provider of software products and services for the communications industry, today announced the appointment of Dr. Jean-Yves Dexmier as chief financial officer. Jean-Yves replaces Harold (Hal) L. Covert, who has decided to leave Openwave for personal reasons. Dexmier will report to Openwave President and Chief Executive Officer Robert Vrij, effective immediately.

Jean-Yves Dexmier brings more than 28 years of financial and business management experience in the software industry, and currently serves on the Board of Directors at LookSmart, an online advertising and technology company.

“Jean-Yves brings a wealth of financial management knowledge and experience to Openwave and I am pleased to announce his appointment today,” said Robert Vrij, president and CEO, Openwave. “Jean-Yves’ extensive financial and software industry expertise will be a key asset to the management team and we look forward to his financial leadership.”

Vrij continued, “On behalf of our Board of Directors and the Company, I want to thank Hal for his years of service to Openwave. Hal has set a firm financial foundation for Openwave, bringing tighter financial controls to our business and ensuring strong corporate governance practices that will continue to be driven forward by Jean-Yves’ leadership.”

“I am energized by the opportunity to work with Robert in strengthening Openwave’s strategic and financial processes, and bringing my international finance expertise to the business,” said Dexmier.

Prior to joining Openwave, Dexmier has held the Chief Financial Officer position for several companies including Informix Software, a technology leader in enterprise database-powered solutions that was acquired by IBM; Octel Communications, the leading provider of voice messaging systems; and Thomson Consumer Electronics, maker of the RCA, GE and Proscan consumer electronics brands.

Dexmier holds an M.B.A. in economics and finance from Ecole Polytechnique in France, and a Ph.D. in electronics from Ecole Nationale Superieure de L’Aeronautique et de L’Espace (aeronautics and space school). He has accomplished post-graduate work at the University of Michigan, School of Business Administration.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of software solutions that ignite mobility for the communications and media industries. Openwave empowers its customers to rapidly transform their business by sparking new revenue streams and market opportunities, building loyal subscriber communities and reducing operational costs. Openwave’s broad range of IP-based handset-to-network solutions enable the rapid launch of information, communication and entertainment services across networks and devices and include handset software, content delivery, adaptive messaging, location, music and video services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (b) the ability to improve sales productivity; (c) the ability to continue to sell our existing products and enhancements; (d) the ability to develop and commercialize new products; (e) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of our software; and (f) increased global competition and pricing pressure on our products.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s website at www.openwave.com.

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Openwave and the Openwave logo are trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

For more information please contact:

Openwave Systems Inc.	Openwave Systems Inc.
Mike Bishop	Vikki Herrera
Investor Relations	Public Relations
investor@openwave.com	Vikki.Herrera@openwave.com
Tel: 650-480-4461	Tel: 650-480-6753